EXHIBIT 4.2





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                        OAKWOOD MORTGAGE INVESTORS, INC.,

                         OAKWOOD ACCEPTANCE CORPORATION


                                       AND


              CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION,
                                   AS TRUSTEE



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                               AMENDMENT NO. 1 TO

                  SERIES 1999-E POOLING AND SERVICING AGREEMENT

                          Dated as of December 11, 2000


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                        OAKWOOD MORTGAGE INVESTORS, INC.,

                               SENIOR/SUBORDINATED

                    PASS-THROUGH CERTIFICATES, SERIES 1999-E

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


         AMENDMENT NO. 1 (the "Amendment") dated as of December 11, 2000 to the Series 1999-E Pooling and Servicing Agreement, dated as of November 1, 1999 (the "Series Agreement") among OAKWOOD MORTGAGE INVESTORS, INC., a North Carolina corporation (the "Company"), OAKWOOD ACCEPTANCE CORPORATION, North Carolina corporation, as servicer (the "Servicer"), and CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (the "Trustee"). The Series Agreement, together with the Company's Standard Terms to Pooling and Servicing Agreement, May 1999 Edition, as amended from time to time (the "Standard Terms") are referred to herein as the "Pooling and Servicing Agreement".

                              PRELIMINARY STATEMENT


         Section 11.01 of the Standard Terms provides, inter alia, that the Pooling and Servicing Agreement may be amended from time to time by the Company, the Servicer, and the Trustee, without the consent of any of the Certificateholders to make provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or matters arising with respect to the Trust that are not covered by the Pooling and Servicing Agreement; provided, that such action shall not affect adversely the interests of any Certificateholder, as evidenced by an opinion of counsel independent from the Company, the Servicer and the Trustee or a letter from each Rating Agency from whom the Company requested a rating of any of the related Certificates stating that such action will not result in a downgrading of the rating of any of the related Certificates rated by such Rating Agency at the request of the Company, as specified in section 11.01 of the Standard Terms.


         All capitalized terms not otherwise defined herein are defined in the Pooling and Servicing Agreement. All Article, Section or Subsection references herein shall mean Article, Section or Subsections of the Pooling and Servicing Agreement, except as otherwise provided herein.



SECTION 1.        Amendment to Series Agreement.
                  -----------------------------

           (a) Section 2. The definition of "Principal Distribution Tests" is hereby amended by deleting the words "Certificate Principal Balance of all the Certificates" in clause (b) thereof and replacing such words with "Pool Scheduled Principal Balance."

           (b) Section 2. The definition of "Rule 144A Certificates" is hereby amended by deleting the words "Class B-2," therefrom.

           (c) Section 10. Clause (d) in Section 10 of the Series Agreement is hereby amended so that the first paragraph thereof is replaced in its entirety with the following:
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                  Notwithstanding the foregoing, unless a Class B-2 Certificate is transferred to an Affiliate of OMI or otherwise in connection with a resecuritization financing in a transaction not involving any public offering (in which case the foregoing shall apply), no Rule 144A Agreement, Transferee Agreement or Opinion of Counsel shall be required in connection with any Class B-2 Certificate and the transfer restrictions contained below shall apply to the acquisition, holding and disposition of all such Class B-2 Certificates by the Beneficial Owners thereof.



SECTION 2.        Counterparts.
                  ------------

         This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.



SECTION 3.        Governing Law.
                  -------------

         THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


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         IN WITNESS WHEREOF, Oakwood Mortgage Investors, Inc., Oakwood
Acceptance Corporation and the Trustee have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.


                                         OAKWOOD MORTGAGE INVESTORS,
                                         INC.

                                         By: /s/ Dennis Hazelrigg
                                            ------------------------
                                                 Name:  Dennis Hazelrigg
                                                 Title:  President


                                         OAKWOOD ACCEPTANCE
                                         CORPORATION, as Servicer


                                         By:/s/ Douglas R. Muir
                                            -----------------------
                                                Name:  Douglas R. Muir
                                                Title:  Vice President



                                         CHASE MANHATTAN TRUST
                                         COMPANY, NATIONAL ASSOCIATION,
                                         as Trustee


                                         By:/s/ Judy A. Wisniewski
                                            ----------------------
                                                Name:  Judy A. Wisniewski
                                                Title:  Assistant Vice President